UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 19, 2005

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On March 19, 2005, the Compensation Committee (the “Committee”) of the Board of Directors National Research Corporation (the “Company”) adopted a Restricted Stock Incentive Plan for Joseph W. Carmichael, the Company’s President (the “Carmichael Plan”). The Carmichael Plan was adopted under, and is a subset of, the National Research Corporation 2001 Equity Incentive Plan (the “2001 Plan”).

        The Carmichael Plan provides that if the Company meets or exceeds the specified annual revenue goal for 2005, then the Company will award Mr. Carmichael shares of restricted stock of the Company with a value of $600,000. The Carmichael Plan further provides that for each quarter of 2005 for which the Company meets or exceeds the specified quarterly net operating income goal, the Company will award Mr. Carmichael shares of restricted stock of the Company with a value of $100,000.

        All restricted stock awarded under the plan will vest one third year each year over the three years from the date of its award. All such restricted stock shall be awarded under, and shall be subject to, the 2001 Plan and a related Restricted Stock Agreement.

        A copy of the Carmichael Plan and the related form of Restricted Stock Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Restricted Stock Incentive Plan for Joseph W. Carmichael Under the 2001 Equity Incentive Plan

(10.2)	Form of Restricted Stock Agreement for executive officers used in connection with the 2001 Equity Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2005

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated March 19, 2005

Exhibit
Number

(10.1)*	Restricted Stock Incentive Plan for Joseph W. Carmichael Under the 2001 Equity Incentive Plan

(10.2)	Form of Restricted Stock Agreement for executive officers used in connection with the 2001 Equity Incentive Plan

*	An exhibit to this document is not being filed herewith. The registrant agrees to furnish supplementally a copy of such exhibit to the Securities and Exchange Commission upon request.